Westwood Holdings Group, Inc. Reports First Quarter 2023 Results
First Full Quarter Reflecting Acquisition of Salient Partners
Integration of Salient's Products, Distribution and People on Track
Strong Performance for most of Westwood's US Value Strategies
High Income Fund selected among the Best US Taxable Bond Mutual Funds in 2023

Dallas, TX, April 26, 2023 – Westwood Holdings Group, Inc. (NYSE: WHG) today reported first quarter 2023 earnings. Significant items for the quarter include:
▪Integration of Salient Partners is on track and acquisition of an additional 32% interest in Broadmark Asset Management was completed, bringing our equity stake to nearly 80%.
▪Numerous strategies beat their primary benchmarks, including SMidCap Value, SmallCap Value, AllCap Value, MidCap Value, High Alpha and Alternative Income.
▪80% of our US Value Strategies outperformed their benchmarks and our High Income Fund was named as a Best US Taxable Bond Mutual Fund for 2023 by Investors Business Daily.
▪Quarterly peer rankings benefited from strong investment performance as High Alpha achieved a top eVestment ranking and MidCap Value posted a top quartile eVestment ranking.
▪Revenues totaled $22.7 million compared with the fourth quarter's $20.5 million and $17.2 million a year ago. Net income of $0.7 million, which included $0.2 million residual transaction costs for the Salient acquisition, compared with the fourth quarter's net loss of $3.1 million and net income of $0.1 million in 2022's first quarter.
▪Non-GAAP Economic Earnings of $3.6 million compared with the fourth quarter's loss of $0.7 million and earnings of $1.9 million a year ago.
▪As of March 31, 2023 Westwood held $32.3 million in cash and short-term investments as of March 31, 2023, down $6.9 million from year end. Stockholders' equity totaled $110.9 million and we have no debt.
▪We declared a cash dividend of $0.15 per common share, payable on July 3, 2023 to stockholders of record on June 2, 2023.
Brian Casey, Westwood’s President and CEO, commented, "We recently took time out to celebrate the 40th Anniversary of our founding while continuing to work hard to integrate the great products, people and complementary distribution capabilities brought to us by the acquisition of Salient Partners late last year. We upped our ownership stake in Broadmark Asset Management whose track record and client base in tactical absolute return strategies offer strong growth potential. Our investment teams generally did well in a market environment of continuing uncertainty, with our US Value team delivering particularly strong performance versus benchmarks and peers. One of our newest mutual funds, Quality AllCap, ranked in Morningstar’s 9th percentile for one year and Quality SmallCap edged that achievement with an 8th percentile ranking.

We are enthused by our level of engagement with financial advisors and consultants in the intermediary channel and several national advisor calls reached top-of-mind for literally thousands of advisors. Never shy when an opportunity presents itself, the chaos caused by the demise of Silicon Valley Bank and the knock-on effect that had on bank stocks led us to launch a Regional Bank strategy to take advantage of pricing dislocation for our high-net-worth customers."
Revenues were higher than the fourth quarter and last year's first quarter reflecting higher average AUM following our 2022 acquisition of Salient Partners' asset management business.
Firmwide assets under management and advisement totaled $16.2 billion at quarter end, consisting of assets under management ("AUM") of $15.0 billion and assets under advisement ("AUA") of $1.2 billion.
First quarter net income of $0.7 million compared to the fourth quarter's net loss of $3.1 million due to higher revenues and lower expenses, primarily related to our 2022 acquisition of Salient Partners' asset management business. Diluted earnings (loss) per share ("EPS") of $0.09 compared with $(0.40) for the fourth quarter. Non-GAAP Economic Earnings of $3.6 million, or $0.45 per share, compared with a loss of $0.7 million, or $0.09 per share, in the fourth quarter.
First quarter net income of $0.7 million compared to last year's first quarter net income of $0.1 million due to higher revenues partially offset by higher expenses, primarily employee compensation and benefits expenses following our 2022 acquisition of Salient Partners' asset management business. Diluted EPS was $0.09 compared with $0.01 per share for the first quarter of 2022. Non-GAAP Economic Earnings were $3.6 million, or $0.45 per share, compared with $1.9 million, or $0.24 per share, in the first quarter of 2022.
Economic Earnings and Economic EPS are non-GAAP performance measures and are explained and reconciled with the most comparable GAAP numbers in the attached tables.
Westwood will host a conference call to discuss first quarter 2023 results and other business matters at 4:30 p.m. Eastern time today. To join the conference call, please register here:
https://register.vevent.com/register/BIa4560b1513b8473cbbd7f048e2f55c15
After registering, you will be provided with a dial-in number containing a personalized PIN.
Webcast Link: https://edge.media-server.com/mmc/p/z4oj43kg
ABOUT WESTWOOD HOLDINGS GROUP
Westwood Holdings Group, Inc. is an investment management boutique and wealth management firm. Westwood offers high-conviction equity and outcome-oriented solutions to institutional investors, private wealth clients and financial intermediaries. The firm specializes in the following distinct investment capabilities: U.S. Value Equity, Multi-Asset, Energy and Real Assets, Tactical Absolute Return, Income Alternatives and Systematic Equity. Strategies are made available through separate accounts, the Westwood Funds® family of mutual funds and other pooled vehicles. Westwood benefits from significant, broad-based employee ownership and trades on the New York Stock Exchange under the symbol “WHG.” Based in Dallas, Westwood also maintains offices in Houston and San Francisco.
For more information on Westwood, please visit westwoodgroup.com.
Forward-looking Statements
Statements in this press release that are not purely historical facts, including, without limitation, statements about our expected future financial position, results of operations or cash flows, as well as other statements including without limitation, words such as “anticipate,” “believe,” “expect,” “could,” and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as

amended. Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation: the composition and market value of our AUM; our ability to maintain our fee structure in light of competitive fee pressures; risks associated with actions of activist stockholders; distributions to our common stockholders have included and may in the future include a return of capital; inclusion of foreign company investments in our AUM; regulations adversely affecting the financial services industry; our ability to maintain effective cyber security; litigation risks; our ability to develop and market new investment strategies successfully; our reputation and our relationships with current and potential customers; our ability to attract and retain qualified personnel; our ability to perform operational tasks; our ability to select and oversee third-party vendors; our dependence on the operations and funds of our subsidiaries; our ability to maintain effective information systems; our ability to prevent misuse of assets and information in the possession of our employees and third-party vendors, which could damage our reputation and result in costly litigation and liability for our clients and us; our stock is thinly traded and may be subject to volatility; competition in the investment management industry; our ability to avoid termination of client agreements and the related investment redemptions; the significant concentration of our revenues in a small number of customers; we have made and may continue to make business combinations as a part of our business strategy, which may present certain risks and uncertainties; our relationships with investment consulting firms; our ability to identify and execute on our strategic initiatives; our ability to declare and pay dividends; our ability to fund future capital requirements on favorable terms; our ability to properly address conflicts of interest; our ability to maintain adequate insurance coverage; our ability to maintain an effective system of internal controls; and the other risks detailed from time to time in Westwood’s SEC filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2022 and its quarterly report on Form 10-Q for the quarter ended March 31, 2023. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Westwood is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

# # # #

SOURCE: Westwood Holdings Group, Inc.

(WHG-G)
CONTACT:
Westwood Holdings Group, Inc.
Terry Forbes
Chief Financial Officer and Treasurer
(214) 756-6900

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
REVENUES:
Advisory fees:
Asset-based	$17,033	$13,441	$11,790
Performance-based	555	1,018	—
Trust fees	5,031	5,429	5,715
Other, net	108	568	(289)
Total revenues	22,727	20,456	17,216
EXPENSES:
Employee compensation and benefits	14,202	11,131	10,334
Sales and marketing	740	677	482
Westwood mutual funds	732	890	596
Information technology	2,383	2,104	1,829
Professional services	1,529	1,661	1,520
General and administrative	1,986	2,531	2,040
Acquisition expenses	209	5,270	—
Total expenses	21,781	24,264	16,801
Net operating income (loss)	946	(3,808)	415
Net change in unrealized appreciation (depreciation) on private investments	—	(984)	37
Net investment income	172	173	(16)
Other income	372	309	158
Income (loss) before income taxes	1,490	(4,310)	594
Income tax provision	776	(1,185)	544
Net income (loss)	$714	$(3,125)	$50
Total comprehensive income (loss)	$714	$(3,125)	$50
Less: Comprehensive income attributable to non-controlling interest	21	—	—
Comprehensive income attributable to Westwood Holdings Group, Inc.	$693	$(3,125)	$50
Earnings (loss) per Westwood Holdings Group, Inc. share:
Basic	$0.09	$(0.40)	$0.01
Diluted	$0.09	$(0.40)	$0.01
Weighted average shares outstanding:
Basic	7,853,921	7,775,545	7,865,174
Diluted	7,968,504	7,775,545	7,931,453
Economic Earnings (Loss)	$3,587	$(738)	$1,894
Economic EPS	$0.45	$(0.09)	$0.24
Dividends declared per share	$0.15	$0.15	$0.15

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share amounts)
(unaudited)

	March 31, 2023	December 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$16,751	$23,859
Accounts receivable	15,185	13,900
Investments, at fair value	15,594	15,342
Prepaid income taxes	—	446
Other current assets	5,272	4,645
Total current assets	52,802	58,192
Investments	4,455	4,455
Equity method investments	4,228	6,574
Noncurrent investments at fair value	3,044	3,027
Goodwill	39,929	35,732
Deferred income taxes	1,898	1,762
Operating lease right-of-use assets	4,679	4,976
Intangible assets, net	27,931	28,952
Property and equipment, net of accumulated depreciation of $9,578 and $9,277	1,876	1,828
Other long-term assets	957	929
Total long-term assets	88,997	88,235
Total assets	$141,799	$146,427
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$6,715	$5,678
Dividends payable	1,457	1,745
Compensation and benefits payable	3,073	8,689
Operating lease liabilities	1,519	1,502
Income taxes payable	435	—
Total current liabilities	13,199	17,614
Accrued dividends	515	701
Contingent consideration	11,841	12,901
Noncurrent operating lease liabilities	4,374	4,563
Total long-term liabilities	16,730	18,165
Total liabilities	29,929	35,779
Stockholders’ Equity:
Common stock, $0.01 par value, authorized 25,000,000 shares, issued 11,925,846 and outstanding 9,212,390 shares at March 31, 2023; issued 11,527,544 and outstanding 8,881,831 shares at December 31, 2022	119	115
Additional paid-in capital	200,453	199,914
Treasury stock, at cost - 2,713,456 shares at March 31, 2023; 2,645,713 shares at December 31, 2022	(85,965)	(85,128)
Retained earnings (accumulated deficit)	(3,752)	(4,253)
Total Westwood Holdings Group, Inc. stockholders’ equity	110,855	110,648
Non-controlling interest in consolidated subsidiary	1,015	—
Total liabilities and stockholders’ equity	$141,799	$146,427

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$693	$50
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	176	177
Amortization of intangible assets	1,021	405
Net change in unrealized depreciation on investments	(369)	239
Stock-based compensation expense	1,748	1,380
Deferred income taxes	(136)	21
Non-cash lease expense	320	185
Gain on asset disposition	69	—
Fair value change of contingent consideration	(1,061)	—
Changes in operating assets and liabilities:
Net sales of trading securities	47	12,406
Accounts receivable	(657)	1,414
Other current assets	(17)	(283)
Accounts payable and accrued liabilities	141	(301)
Compensation and benefits payable	(5,612)	(7,221)
Income taxes payable	881	524
Other liabilities	(423)	(226)
Net cash (used in) provided by operating activities	(3,179)	8,770
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition, net of cash acquired	(1,168)	—
Purchases of property and equipment	(84)	(30)
Net cash used in investing activities	(1,252)	(30)
CASH FLOWS FROM FINANCING ACTIVITIES:
Purchases of treasury stock	—	(200)
Restricted stock returned for payment of taxes	(837)	(626)
Cash dividends	(1,840)	(1,972)
Net cash used in financing activities	(2,677)	(2,798)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(7,108)	5,942
Cash and cash equivalents, beginning of period	23,859	15,206
Cash and cash equivalents, end of period	$16,751	$21,148
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$32	$—
Accrued dividends	$1,972	$2,216

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
Reconciliation of Net Income (Loss) to Economic Earnings (Loss)
(in thousands, except per share and share amounts)
(unaudited)
As supplemental information, we are providing non-GAAP performance measures that we refer to as Economic Earnings (Loss) and Economic EPS. We provide these measures in addition to, not as a substitute for, net income (loss) and earnings (loss) per share, which are reported on a GAAP basis. Our management and Board of Directors review Economic Earnings (Loss) and Economic EPS to evaluate our ongoing performance, allocate resources, and review our dividend policy. We believe that these non-GAAP performance measures, while not substitutes for GAAP net income (loss) or earnings (loss) per share, are useful for management and investors when evaluating our underlying operating and financial performance and our available resources. We do not advocate that investors consider these non-GAAP measures without also considering financial information prepared in accordance with GAAP.
We define Economic Earnings (Loss) as net income (loss) plus non-cash equity-based compensation expense, amortization of intangible assets and deferred taxes related to goodwill. Although depreciation on fixed assets is a non-cash expense, we do not add it back when calculating Economic Earnings (Loss) because depreciation charges represent an allocation of the decline in the value of the related assets that will ultimately require replacement. In addition, we do not adjust Economic Earnings (Loss) for tax deductions related to restricted stock expense or amortization of intangible assets. Economic EPS represents Economic Earnings divided by diluted weighted average shares outstanding.

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Net income (loss)	$693	$(3,125)	$50
Stock-based compensation expense	1,748	1,591	1,380
Intangible amortization	1,021	671	405
Tax benefit from goodwill amortization	125	125	59
Economic Earnings (Loss)	$3,587	$(738)	$1,894

Earnings (loss) per share	$0.09	$(0.40)	$0.01
Stock-based compensation expense	0.21	0.19	0.17
Intangible amortization	0.13	0.09	0.05
Tax benefit from goodwill amortization	0.02	0.02	0.01
Economic EPS	$0.45	$(0.09)	$0.24
Diluted weighted average shares	7,968,504	7,775,545	7,931,453